UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

PANACEA GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Highway 7 East, Suite 502 Richmond Hill Ontario, Canada	L4B 3P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 450-6414

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 18, 2013, Panacea Global, Inc., a Nevada corporation (the “Company”), through its wholly owned subsidiary, Panacea Global, Inc. (the “Subsidiary”) entered into a second amendment to the license agreement (“Amendment No. 2”) with Panacea Pharmaceuticals, Inc., a Maryland corporation (“Panacea Pharmaceuticals”).

The original license agreement (the “Original Agreement”) dated March 24, 2010, filed with the U.S. Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 8, 2010, granted to the Company the right provide all reagents for the early detection cancer tests created by Panacea Pharmaceuticals.  The Original Agreement was amended on November 18, 2011(“Amendment No. 1”) to make the license granted in the Original Agreement exclusive, filed with the SEC as Exhibit 10.1 to the Company’s Annual Report on Form 10-K on March 30, 2012.

As consideration for the Original Agreement, the Subsidiary agreed to pay Panacea Pharmaceuticals two million and five hundred thousand dollars ($2,500,000.00) (the “License Fee”) no later than within the thirty (30) days following the Subsidiary’s receipt of aggregate of ten million dollars ($10,000,000) in equity investment (the “Minimum Capital”) (including but not limited to, for purposes of such calculation, the principal and interest of any debt converted into equity in any such financing).

As of the date hereof, the Company has not paid the total License Fee.  Accordingly, the Company entered into Amendment No. 2, extending the payment term of the Original Agreement.  Amendment No. 2 provides that the Company shall pay the remaining License Fee within two years from the execution date of Amendment No. 2.

The foregoing descriptions of the terms of Amendment No. 2 are qualified in its entirety by reference to the provisions of the form of such agreement filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
10.1	Amendment No. 2 to the License Agreement between Panacea Pharmaceuticals and Panacea Global, Inc. dated January 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA GLOBAL, INC.

Date: February 21, 2013	By:	/s/ Mahmood Moshiri
Mahmood Moshiri Chief Executive Officer

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